UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard, Suite 100, Huntington Beach, CA	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Employment Agreements.

On June 27, 2005, BJ’s Restaurants, Inc. (the “Company”) entered into Amended and Restated Employment Agreements with each of Paul Motenko and Jeremiah Hennessy (the “Employment Agreements”). The forms of Employment Agreements were identical except that the agreement provides that Mr. Motenko will serve as the Co-Chairman, Secretary and as a Vice President of the Company whereas Mr. Hennessy’s Employment Agreement provides that he will serve only as the Co-Chairman.

A brief summary of the terms of the Employment Agreements are set forth below. The description below is qualified in its entirely by the complete text of the Employment Agreements which are attached to this Form 8-k as exhibits 10.1 and 10.2.

Term. Unless earlier terminated, the term of Mr. Motenko and Mr. Hennessy’s employment shall end on December 31, 2009; provided, however, that his employment term shall be extended for additional one year periods unless and until the Company or Mr. Motenko or Mr. Hennessy, as the case may be, gives notice of its or his intention not to renew.

Position. Mr. Motenko shall serve as the Co-Chairman of the Company as well as a Vice President and Secretary. Mr. Hennessy shall serve as Co-Chairman of the Company. The Employment Agreements provide that the position of Co-Chairman shall be an executive office of the Company. During the term of the Agreement, the Company (and its Board of Directors) are obligated to take such reasonable actions within their control to cause Mr. Motenko and Mr. Hennessy to continue to be appointed or elected to the Board of Directors. In addition, should Gerald Deitchle, the Company’s President and Chief Executive Officer, resign or be terminated, the Company has agreed to use its best efforts to cause Mr. Motenko and Mr. Hennessy to each be reinstated as Co-Chief Executive Officers of the Company.

Base Salary, Bonus and Benefits.

Each of Mr. Motenko and Mr. Hennessy is entitled to receive annual cash compensation of $300,000, subject to escalation annually in accordance with the Consumer Price Index. In addition, each of Mr. Motenko and Mr. Hennessy is entitled to receive a lump sum payment equal to the amount by which the base salary paid to them from January 1, 2005 through the effective date of the Employment Agreements was less than the base salary that would have been paid to them under the Employment Agreements had they been in effect on January 1, 2005. Bonuses for 2005 and all bonuses thereafter shall be determined by the Board in its sole discretion.

Each of Mr. Motenko and Mr. Hennessy is entitled to certain other fringe benefits including use of a Company automobile or automobile allowance of $1,000 per month, a $1,000,000 life insurance policy (premiums for which shall not exceed $7,500 per year) on the life of Mr. Motenko and Mr. Hennessy, as the case may be, with the beneficiaries designated by Mr. Motenko or Mr. Hennessy. In addition, they are entitled to receive customary vacation benefits, family health insurance and the right to participate in the Company’s customary executive benefit plans.

Termination.

The Company may terminate Mr. Motenko and/or Mr. Hennessy’s employment at any time. If the termination is by the Company for “Cause” (as defined below), as a result of the death or “Disability” (as defined below) of Mr. Motenko or Mr. Hennessy, or by Mr. Motenko or Mr. Hennessy for reasons other than “Good Reason” (as defined below), Mr. Motenko and Mr. Hennessy, as the case may be, will be entitled to receive all amounts payable by the Company under his employment agreement to the date of termination (including a prorated portion of any accrued bonuses). In addition, if the termination is by the Company or Mr. Motenko or Hennessy, as the case may be, as a result of “Disability,” to the extent that Mr Motenko or Hennessy is not covered by any other comprehensive insurance that provides a comparable level of benefits, the Company will pay an amount equivalent to the terminated executive’s COBRA payments for up to 18 months following the termination or the maximum term allowable by then applicable law for coverage. For purposes hereof, “Disability” shall mean incapacity due to physical or mental illness which results in the executive being absent from the full-time performance of substantially all of his material duties with the Company for 90 consecutive days or 180 days in any 12 month period.

In the event of termination of employment by the Company without “Cause” or by Mr. Motenko or Mr. Hennessy for “Good Reason,” Mr. Motenko or Mr. Hennessy, as the case may be, shall be entitled to receive the following: (i) such Base Salary, vacation, prorated bonus and other benefits as have been earned through the date of termination and, to the extent that the executive is not covered by any other comprehensive insurance that provides a comparable level of benefits, the Company will pay the executive an amount equivalent to his COBRA payments for up to 18 months following the termination or the maximum term allowable by then applicable law for coverage of the executive and his eligible dependents, (ii) a severance equal to the greater of (a) one year’s then current base salary, or (b) one hundred percent (100%) of the base salary that would be due to him (including annual increases) between the date of termination and the end of the remaining term of his employment, payable in accordance with the Company’s ordinary payroll practices. In addition, in the event of a termination without “Cause” or for “Good Reason,” the Options (as described and defined below) shall continue to vest and remain exercisable through the end of the remaining term of the employment agreement. In addition, in the event there is a Change of Control within 12 months following a termination by the Company without Cause, executive shall be entitled to a cash payment equal to the amount, if any, by which the aggregate fair market value of the shares subject to any unvested Options or subsequent stock options exceeds the aggregate exercise price of such options on the effective date of termination.

For purposes of the Employment Agreements, “Cause” means (i) an act or acts of dishonesty undertaken by the executive and intended to result in material personal gain or enrichment of him or others at the expense of the Company; (ii) gross misconduct that is willful or deliberate on the executive’s part and that, in either event, is materially injurious to the Company, (iii) the conviction of the executive of a felony; or (iv) the material breach of any terms and conditions of his employment agreement by the executive, which breach has not been cured within 30 days after written notice thereof from the Company. The cessation of employment by Mr. Motenko or Mr. Hennessy, as the case may be, shall not be deemed to be for Cause unless and until there shall have been delivered to the executive in question, a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (not including the executive in question) at a meeting of the Board called and held for such purpose (after reasonable notice to the executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, one or more causes for termination exist and specifying the particulars thereof in detail.

For purposes of the Employment Agreements, “Good Reason” means

(i) any removal of the executive from, or any failure to nominate or re-elect the executive to, his current office and/or the Board, except in connection with termination of executive’s employment for death, Disability or Cause,

(ii) the failure of the Company to obtain the assumption of the Employment Agreement by any successor to the Company, as provided in the Employment Agreement,

(iii) the material breach by the Company of any terms and conditions of the Employment Agreement, which breach has not been cured by the Company within thirty (30) days after written notice thereof to the Company from the executive,

(iv) the assignment to the executive of duties that represent or constitute a material adverse change in the executive’s position, duties, responsibilities or status with the Company;

(v) the appointment of any person other than Gerald W. Deitchle as Chief Executive Officer of the Company (or an office having substantially the same responsibilities); or

(vi) in the event of certain events constituting a change in control of the Company

(a)(1) any reduction in the executive’s then-current base salary or any material reduction in Mr. Motenko or Mr. Hennessy’s, as the case may be, comprehensive benefit package (other than changes, if any, required by group insurance carriers applicable to all persons covered under such plans or changes required under applicable law), (2) the assignment to the executive of duties that represent or constitute a material adverse change in such executive’s position, duties, responsibilities and status with the Company immediately prior to a change in control, or (3) a material adverse change in the executive’s reporting responsibilities, titles, offices, or any removal of such executive from, or any failure to re-elect the executive to, any of such positions; except in connection with the termination of executive’s employment for Cause, upon his Disability or death, or upon the voluntary termination by the executive;

(b) the relocation of Mr. Motenko or Mr. Hennessy’s, as the case may be, place of employment from the location at which he was principally employed immediately prior to the date of the change in control to a location more than 50 miles from such location; or

(c) the failure of any successor to the Company to assume and agree to perform its obligations under the executive’s employment agreement.

Options and other Equity-Based Compensation. Pursuant to the terms of the Employment Agreements, each of Mr. Motenko and Mr. Hennessy received an initial grant of stock options to purchase 85,000 shares of the Company’s common stock under the Company’s 2005 Equity Incentive Plan (the “Options”). Each of the Options vests as follows: (i) 34,000 shares upon grant, (ii) 17,000 shares on December 31, 2007, (iii) 17,000 shares on December 31, 2008 and (iv) 17,000 shares on December 31, 2009. The option exercise price is the closing price of the Company’s common stock on the date of grant. The form of stock option agreement and grant notice utilized in connection with the grant of the Options is attached to this Form 8-K as Exhibits 10.3 and 10.4 respectively.

Form of Stock Option Grant Documents.

At the 2005 annual meeting of shareholders, the Company’s shareholders ratified and approved the 2005 Equity Incentive Plan of the Company. The form of Stock Option Agreement and Grant Notice attached to this Form 8-K as Exhibits 10.3 and 10.4, respectively, represent the standard form of agreements to be utilized by the Company in connection with option grants to executive officers of the Company (with the exact option price, vesting schedule and number of options to be set at the time of grant in accordance with the provisions of the 2005 Equity Incentive Plan).

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above for a brief summary of the terms of amended and restated employment agreements between the Company and Paul Motenko and Jeremiah Hennessy. Pursuant to the terms of such Amended and Restated Employment Agreements, Mr. Motenko and Mr. Hennessy have agreed to continue to serve as Co-Chairmen of the Company, with Mr. Motenko also retaining the office of Vice President and Secretary.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement of Paul Motenko

10.2	Amended and Restated Employment Agreement of Jeremiah Hennessy

10.3	Form of Stock Option Agreement for Executive Officers under the 2005 Equity Incentive Plan

10.4	Form of Grant Notice under the 2005 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: July 1, 2005	By:	/s/ Gerald W. Deitchle
Gerald W. Deitchle, Chief Executive Officer and President

	By:	/s/ Louis M. Mucci
Louis M. Mucci, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement of Paul Motenko

10.2	Amended and Restated Employment Agreement of Jeremiah Hennessy

10.3	Form of Stock Option Agreement for Executive Officers under the 2005 Equity Incentive Plan

10.4	Form of Grant Notice under the 2005 Equity Incentive Plan